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           AMTRAN, INC.
           CALCULATION OF "EARNINGS" AND "FIXED CHARGES"
           UPDATED:  9/30/02                                                                  12 MOS               9 MOS
                                                                                             12/31/00             9/30/01
                                                                                             --------             -------
     EARNINGS:
           Pre-tax income (loss) from continuing operations                                 (19,929,584)          3,438,017
           Fixed charges                                                                     59,308,914          56,288,226
           Less:  capitalized interest add-back                                              (3,208,442)        (11,387,813)


                                                                                        -------------------------------------
     TOTAL EARNINGS                                                                          36,170,888          48,338,430
                                                                                        =====================================


     FIXED CHARGES:
           Interest expense                                                                  31,453,004          21,344,316
           Interest capitalized during period *                                               3,208,442          11,387,813
           Debt issue cost amortization                                                       2,253,335           2,451,250
           Bank commitment fees                                                                 403,633             367,597
           Interest portion of rental expense                                                21,990,500          20,737,250

                                                                                        -------------------------------------
     TOTAL FIXED CHARGES                                                                     59,308,914          56,288,226


     DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES                                (23,138,026)         (7,949,797)
     RATIO OR EARNINGS TO FIXED CHARGES                                                             n/a                 n/a

Interest Portion of rental expense is the aircraft rent and other rent expense *25%
* Represents interest capitalized on deposits made using operating funds or PDP debt.

           Total capitalized interest                                                        15,220,574          22,739,968
           Cap'd int on deferred Boeing payments                                            (10,633,726)        (11,352,155)
           Cap'd int on late Boeing payments                                                 (1,378,406)
           Other                                                                                      -
                                                                                        -------------------------------------
           Cap'd int on operating funds (reduction of int expense)                            3,208,442          11,387,813
                                                                                        =====================================



           AMTRAN, INC.
           CALCULATION OF "EARNINGS" AND "FIXED CHARGES"
           UPDATED:  9/30/02                                                                12 MOS                 9 MOS
                                                                                           12/31/01               9/30/02
                                                                                           --------               -------
     EARNINGS:
           Pre-tax income (loss) from continuing operations                              (116,074,192)         (133,707,774)
           Fixed charges                                                                   77,850,305            72,829,293
           Less:  capitalized interest add-back                                           (14,278,797)           (5,672,979)


                                                                                        -------------------------------------
     TOTAL EARNINGS                                                                       (52,502,684)          (66,551,460)
                                                                                        =====================================


     FIXED CHARGES:
           Interest expense                                                                30,082,000            25,979,000
           Interest capitalized during period *                                            14,278,797             5,672,979
           Debt issue cost amortization                                                     3,242,980             2,646,175
           Bank commitment fees                                                               439,278               225,389
           Interest portion of rental expense                                              29,807,250            38,305,750

                                                                                        -------------------------------------
     TOTAL FIXED CHARGES                                                                   77,850,305            72,829,293


     DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES                             (130,352,989)         (139,380,753)
     RATIO OR EARNINGS TO FIXED CHARGES                                                           n/a                   n/a

Interest Portion of rental expense is the aircraft rent and other rent expense *25%
* Represents interest capitalized on deposits made using operating funds or PDP debt.

           Total capitalized interest                                                      29,036,004             6,082,128
           Cap'd int on deferred Boeing payments                                          (14,757,207)             -409,149
           Cap'd int on late Boeing payments
           Other
                                                                                        -------------------------------------
           Cap'd int on operating funds (reduction of int expense)                         14,278,797             5,672,979
                                                                                        =====================================
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